EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation of our report dated May 14, 2003 relating to the financial statements of the ACS Government Savings Plan, which appears in this Form 11-K.

SalmonBeach & Associates PLLC
Dallas, Texas
May 28, 2003